SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):  November 10, 1997


                        The Stanley Works
     (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111



                         Not Applicable
   (Former name or former address, if changed since last report)








                Exhibit Index is located on Page 4

                          Page 1 of 6 Pages

     Item 5.   Other Events.


               1. On November 10, 1997, the Registrant issued a press release announcing the acquisition by The Stanley Works of the assets and business operations of Atro Industriale S.p.A. Attached as Exhibit 20(i) is a copy of the Registrant's press release.

                    Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                                (c)  20(i)  Press release dated November 10,
                      1997 announcing the acquisition of Atro Industriale
                      S.p.A.

                                (c) 20(ii) Cautionary statements relating to forward looking statements included in Exhibit 20(i).

                            SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                              THE STANLEY WORKS



Date: November 10, 1997            By:  Stephen S. Weddle
                                   Name:  Stephen S. Weddle
                                   Title: Vice President, General
                                          Counsel and Secretary

                          EXHIBIT INDEX

                    Current Report on Form 8-K
                     Dated November 10, 1997



          Exhibit No.                                Page

          20(i)                                        5

          20(ii)                                       6

FOR IMMEDIATE RELEASE                             Exhibit (20)(i)


THE  STANLEY  WORKS  ACQUIRES  ATRO  INDUSTRIALE,
LEADING  ITALIAN  FASTENING  SYSTEMS  COMPANY

New Britain, Connecticut, November 10, 1997 ... The Stanley Works (NYSE:
"SWK"), announced today that it has acquired the assets and business operations of Atro Industriale S.p.A. The transaction involved an asset acquisition for cash and will be accounted for as a purchase. The purchase price was not disclosed. The acquisition is expected to enhance Stanley's earnings in 1998.
Atro Industriale, a producer of pneumatic tools and related fasteners at manufacturing facilities near Milan, is the Italian market leader and a strong participant in the rest of Europe. It has annual revenues in excess of $40 million and serves primarily an industrial customer base. John M. Trani, Chairman and Chief Executive Officer commented: "The acquisition of the Atro business provides us access to Atro's established Italian and European distribution networks, as well as additional quality manufacturing."
Mr. Trani continued: "The Atro acquisition will immediately establish us as the European leader in this profitable and growing market. The potential we see for generating sustained, profitable organic growth from this combination is exciting. We will integrate Atro's sales efforts and operations into our new European organization. This will enable us to offer all customers a full line of products, complemented with Stanley's and Atro's reputations for advanced technological designs."
The Stanley Works, an S&P 500 company, is a worldwide producer of tools, hardware and door systems for professional, industrial and consumer use.

Contact:  Gerard J. Gould
          Director, Investor Relations and Communications
          Tel.:  (860) 827-3833

This press release contains forward looking statements as to the company's ability to complete the proposed acquisition and achieve earnings accretion and growth from it. Cautionary statements accompanying these forward looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.

The Stanley Works corporate press releases are available through PR Newswire's "Company News On-Call" service. By FAX: dial 1-800-758-5804, ext. 874363 or on the internet at: http://www.prnewswire.com or http://www.StanleyWorks.com.

Exhibit (20) (ii)

                     CAUTIONARY STATEMENTS
   Under the Private Securities Litigation Reform Act of 1995

Certain risks and uncertainties are inherent in the company's ability to achieve the earnings enhancement and profitable organic growth discussed in the press release regarding the acquisition of the business of Atro Industriale S.p.A. ("Atro") issued today and filed with the Current Report on Form 8-K to which this exhibit is attached.

The company's ability to achieve an enhancement in earnings in 1998 and profitable organic growth as a result of the acquisition of the Atro business will be dependent on whether the integration of the operations of Atro into the Company is effected in accordance with current plans. If the process of integration does not proceed as expected, the achievement of the levels of profitability, growth, cost and synergies that are necessary to produce the profitable organic growth and the positive earnings impact in 1998 may be jeopardized or delayed.